BRENTON BANKS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER 5, 1996

DES MOINES, IOWA

TO THE STOCKHOLDERS OF BRENTON BANKS, INC.:

     You are cordially invited to attend a Special Meeting of Stockholders of Brenton Banks, Inc., on Thursday, September 5, 1996, 10:00 a.m. at the Metropolitan Club, Capital Square, 400 Locust Street, Des Moines, Iowa.

     The special meeting will be held for these purposes:

     1. To vote on a proposal to approve Brenton Banks, Inc. 1996 Stock Option Plan; and

     2. To transact any other business which may properly come before the meeting.

     The Board of Directors unanimously supports the stock option plan and recommends a vote "FOR" the proposal. The Board believes the plan will more closely link the interests and goals of management and shareholders. It will also help attract, motivate and retain key management personnel.

     The Company's Compensation Committee worked with a nationally recognized compensation consulting firm to develop an overall compensation program. The proposed 1996 Stock Option Plan is an important component of this program.

     The proposed initial plan grant is specially designed so that the vesting of the Options is tied directly to an aggressive schedule of earnings performance for the Company and are issued at Fair Market Value. These features will provide excellent incentive to grow Brenton Banks, Inc. and increase shareholder value.

     The close of business on July 11, 1996, has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the special meeting. A list of such stockholders will be maintained at the offices of Brenton Banks, Inc. at Capital Square, 400 Locust Street, Des Moines, Iowa 50309, during the ten-day period preceding the special meeting.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. Prompt return of your proxy will be appreciated. Your vote is important. Thank you.

Sincerely,



C. Robert Brenton                                           Des Moines, Iowa
Chairman of the Board                                       August 5, 1996

BRENTON BANKS, INC.


CAPITAL SQUARE, 400 LOCUST STREET, DES MOINES, IOWA 50309




PROXY STATEMENT


SPECIAL MEETING OF STOCKHOLDERS TO BE HELD


SEPTEMBER 5, 1996




     This proxy statement is being mailed to the shareholders of Brenton Banks, Inc., on August 5, 1996. The proxy statement is furnished in connection with the solicitation by the Board of Directors of Brenton Banks, Inc., of proxies for use at the Special Meeting of Stockholders of Brenton Banks, Inc., to be held on September 5, 1996 at 10:00 a.m., and any adjournments thereof (the "Proxy Statement").

     The close of business on July 11, 1996, has been fixed as the record date for determination of the stockholders of Brenton Banks, Inc., who are entitled to notice of and to vote at the Special Meeting. As of the record date, there were 7,463,170 outstanding shares of Common Stock of Brenton Banks, Inc. Each of these shares is entitled to one vote at the Special Meeting. Only stockholders of record on the books of Brenton Banks, Inc. as of the record date will be entitled to vote at the Special Meeting or any adjournments thereof.

     Any stockholder giving a proxy is empowered to revoke it at any time before it is exercised. A proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the Secretary of Brenton Banks, Inc., (the "Parent Company"). Any stockholder may still attend the meeting and vote in person, regardless of whether the stockholder has previously given a proxy, but presence at the meeting will not revoke the stockholder's proxy unless the stockholder votes in person.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth, as of July 11, 1996, information as to (a) the only persons who were known by the Parent Company to own beneficially more than 5% of the outstanding Common Stock (the only voting securities) of the Parent Company, and (b) the number of shares of such Common Stock beneficially owned by all executive officers and directors as a group:

                                                                              Of such beneficial ownership,
                                                                              amounts to which the
                                        Beneficial Ownership                  beneficial owner has:
                                        __________________________________    ________________________________
                                                                              Sole Voting       Shared Voting
  Name and Address of                   Shares Beneficially       Percent     and Investment    and Investment
    Beneficial Owner                      Owned (1)(2)(3)         of Class         Power             Power
  ___________________                     _______________         ________         _____             _____

William H. Brenton                      1,478,997 (4)             19.51%        484,752 (4)       994,245
Capital Square
400 Locust
Des Moines, IA 50309

C. Robert Brenton                       1,429,593 (4)             18.86%        381,732 (4)     1,047,861
Capital Square
400 Locust
Des Moines, IA 50309

Junius C. Brenton                       1,544,535                 20.37%        450,971         1,093,564
Capital Square
400 Locust
Des Moines, IA 50309

Jane Eddy                                 460,110                  6.07%        159,060           301,050
2908 Forest Drive
Des Moines, IA 50312

Carolyn O'Brien                           517,890                  6.83%        164,349           353,541
301 Tonawanda Drive
Des Moines, IA 50312


All executive officers and directors    2,656,880 (4)(5)          35.04%      1,456,682 (4)(5)  1,200,198 (5)
as a group (19 persons including
William H. Brenton, C. Robert
Brenton and Junius C. Brenton)

(1)  For purposes of this proxy statement, beneficial ownership is deemed to include stock owned (a) personally by the individual or as custodian for minor children; (b) by the spouse or children of the individual having the same home as the individual or being supported by the individual; (c) by any trust in which the individual has or shares voting power or investment power over the securities; and (d) by any foundation or corporation in which the individual has or shares voting power or investment power over the securities.
(2)  The number of shares which are beneficially owned by each of the individuals listed above and which are also listed as beneficially owned by another person(s) listed in the above table are as follows:  William H. Brenton - 974,436 shares;
C. Robert Brenton - 974,436 shares; Junius C. Brenton - 974,436 shares; Jane Eddy - 286,101 shares; and Carolyn O'Brien -
286,101 shares.
(3)  The registrant knows of no shares with respect to which any listed individual or group has the right to acquire beneficial ownership, except as noted in Footnote (4) below.
(4)  Amount includes vested options for the purchase of the Parent Company's Common Stock pursuant to the Non-Qualified
Stock Option Plan in the following amounts: William H. Brenton - 6,000 shares; C. Robert Brenton - 21,000 shares; and eight members of the executive officers and directors group (including William H. Brenton and C. Robert Brenton) - 103,200 shares.
(5)  Adjusted to eliminate multiple counting of shares beneficially owned by two or more persons.

     2

EXECUTIVE COMPENSATION

     The following sets forth information on the annual and long-term compen-sation paid or accrued by the Company for services rendered in 1995, 1994 and 1993 of those persons who are the Chairman of the Board, President, and the three most highly compensated officers of the Company.

Summary Compensation Table
                                                                                         Long Term
                                                     Annual Compensation                Compensation
                                            __________________________________________  ____________
                                                                          Other Annual  Restricted   All Other
Name and Current Principal                                                Compensation     Stock    Compensation
         Position                        Year     Salary ($)   Bonus ($)       ($)      Award(s) ($)     $
         ________                        ____     __________   _________  ____________  __________  ____________

C. Robert Brenton                        1995      172,388        --            --         --        137,147 (5)
  Chairman of the Board                  1994      172,388        --            --         --        138,165 (6)
                                         1993      165,758      21,756          --         --         29,731 (7)

Robert L. DeMeulenaere                   1995      150,000        --            --       65,196 (4)    9,948 (8)
  President                              1994      150,000        --          15,330 (1) 67,544 (4)   11,250 (8)
                                         1993      126,209      20,502          --       47,852 (4)   12,214 (8)

Phillip L. Risley                        1995      146,300        --          16,305 (2) 52,979 (4)   11,150 (8)
  Chief Administrative Officer,          1994      146,300        --            --       54,383 (4)   11,250 (8)
  Brenton Bank*                          1993      140,000      26,950          --       55,524 (4)   13,383 (8)

Larry A. Mindrup                         1995      156,250      40,000        20,963 (3) 47,071 (4)   10,799 (8)
  Chief Banking Officer,                 1994      124,299      40,000        26,428 (3) 31,726 (4)   11,250 (8)
  Brenton Bank*                          1993      102,084      50,451          --       32,396 (4)    9,284 (8)

Norman D. Schuneman                      1995      129,308        --            --       47,852 (4)    9,002 (8)
  Chief Credit Officer,                  1994      126,313        --            --       46,278 (4)   10,791 (8)
  Brenton Bank*                          1993      119,130      24,534          --       47,236 (4)   11,954 (8)

                                          * A Subsidiary of the Parent Company

(1)  Includes a payment of $9,375 made to Mr. DeMeulenaere in connection with his relocation from Cedar Rapids, Iowa to
Des Moines, Iowa.
(2)  The Company generally provides its Executive Officers certain perks, such as an automobile allowance and/or club memberships, and is required to disclose these benefits when the aggregate of such benefits exceed 10% of the executive's salary.  During 1996 the only named executive officer to exceed the threshold (not attributable to moving expense reimbursement) was Mr. Risley to whom payments of $7,178 and $7,555 were made to or on behalf of Mr. Risley for automobile allowance and club memberships.
(3)  Includes a payment of $11,935 made to Mr. Mindrup in connection with his relocation from Ames, Iowa to Des Moines, Iowa in 1995, and a payment of $18,319 in connection with his relocation from Grinnell, Iowa to Ames, Iowa in 1994.
(4)  The restricted stock awards are a part of the Company's Long-Term Incentive Stock Compensation Plan.  Under the terms of the restricted stock grant, an individual receiving a grant must be continuously employed by the Company for 3 fiscal years beginning in the year of the grant for the restricted stock to vest, unless vested prior to this date due to death, disability, retirement or change in control of the Company.  No dividends are paid on the restricted stock prior to vesting.
The market value per share of the restricted stock on the date of grant was $18.125 for the 1995 grant, $17.833 for the 1994 grant, and $18.667 for the 1993 grant, after restatement for the 3-for-2 stock split.  Robert L. DeMeulenaere was granted
3,597, 3,788 and 2,564 restricted shares for the years 1995, 1994 and 1993, respectively.  The market value of
Mr. DeMeulenaere's restricted stock holdings was $211,395 based on the closing price at December 31, 1995.  Phillip L.
Risley was granted 2,923, 3,049 and 2,974 restricted shares for the years 1995, 1994 and 1993, respectively.  The market value of Mr. Risley's restricted holdings was $190,124 based on the closing price at December 31, 1995.  Larry A. Mindrup was granted 2,597, 1,779 and 1,735 restricted shares for the years 1995, 1994 and 1993, respectively.  The market value of
Mr. Mindrup's restricted holdings was $129,869 based on the closing price at December 31, 1995.  Norman D. Schuneman was granted 2,584, 2,595 and 2,531 restricted shares for the years 1995, 1994 and 1993, respectively.  The market value of Mr.
Schuneman's restricted stock holdings was $163,838 on December 31, 1995.
(5)  Includes life insurance premium payments made on behalf of Mr. Brenton in the amount of $114,000, which will be repaid to the Company upon the termination of such insurance policies.  The Company expensed $29,211 in connection with the payment of the premiums.  This amount also includes contributions of $9,957 toward qualified retirement plans and $13,190 of director fees paid by affiliated banks.
(6)  Includes life insurance premium payments made on behalf of Mr. Brenton in the amount of $114,000, which will be repaid to the Company upon the termination of such insurance policies.  The Company expensed $24,342 in connection with the payment of the premiums.  This amount also includes contributions of $11,250 toward qualified retirement plans and $12,915 of directors fees paid by affiliated banks.
(7)  Consists of a $17,831 contribution toward qualified retirement plans and $11,900 of directors fees paid by affiliated banks.
(8)  Constitutes the entire amount contributed to qualified retirement plans, on behalf of the named individual.

     3

     Option Exercises and Fiscal Year-End Values - The following table sets forth information regarding the number of options exercised by the named executive officers and the year-end values of options held by such individuals pursuant to the Company's Non-Qualified Stock Option Plan. All of the options granted to the named executive officers are exercisable.

Aggregated Option/SAR Exercises in Last Fiscal Year
and December 31, 1995 Option/SAR Values
                                                                                                          Value of
                                                                           Number of Securities          Unexercised
                                                                          Underlying Unexercised        In the Money
                                            Shares                           Options/SARs at           Options/SARs at
                                          Acquired on        Value          December 31, 1995         December 31, 1995
           Name                           Exercise #       Realized $         (Exercisable)             (Exercisable)
           ____                           __________       __________         _____________             _____________

C. Robert Brenton,
 Chairman of the Board                        --              --               21,000                    $ 353,500

Robert L. DeMeulenaere,
  President                                   --              --               21,000                    $ 353,500

Phillip L. Risley,
  Chief Administrative Officer,
  Brenton Bank*                               --              --                 --                           --

Larry A. Mindrup,
  Chief Banking Officer,
  Brenton Bank*                               --              --                5,000                    $  84,150

Norman D. Schuneman
  Chief Credit Officer,
  Brenton Bank*                               --              --               15,000                    $ 222,500

                                                   * A Subsidiary of the Parent Company

     Long-Term Incentive Plans - Awards in Last Fiscal Year - The following table sets forth information regarding the number of Incentive Stock Grants granted to the named executive officers pursuant to the Company's Long-Term Incentive Stock Compensation Plan that was adopted in 1992. The Company does not offer any other long-term incentive plans which would be included in this table.

Long-Term Incentive Plans - Awards in Last Fiscal Year
                                            Number of        Performance or          Estimated Future Payouts
                                          Shares, Units       Other Period       under Non-Stock Price-Based Plans
                                            or Other        Until Maturation
          Name                              Rights #            or Payout     Threshold #      Target #     Maximum #
          ____                              ________            _________     ___________      ________     _________

C. Robert Brenton,
  Chairman of the Board                     --                   --             --              --           --

Robert L. DeMeulenaere,
  President                                 6,679           January 1, 1998     3,340           6,679       10,019 (1)

Phillip L. Risley,
  Chief Administrative Officer,
  Brenton Bank*                             5,429           January 1, 1998     2,715           5,429        8,144 (1)

Larry A. Mindrup,
  Chief Banking Officer,
  Brenton Bank*                             4,824           January 1, 1998     2,412           4,824        7,236 (1)

Norman D. Schuneman
  Chief Credit Officer,
  Brenton Bank*                             4,798           January 1, 1998     2,399           4,798        7,197 (1)

                                                   * A Subsidiary of the Parent Company

(1)  Amounts in excess of the target amounts awarded under the Company's Long-Term Incentive Stock Compensation Plan are
required to be paid in cash.  The amount of cash paid pursuant to the Plan is determined by the value of the Company's
Common Stock on January 1, 1998, multiplied by the number of shares awarded to the individual in excess of the target amount as determined by the tiered achievement scale established by the Plan.

     4

     Director Compensation - During 1995, directors R. Dean Duben, Hubert G. Ferguson and Gary M. Christensen received directors fees for their service on the board of directors and directors C. Robert Brenton, William H. Brenton, J.C. Brenton and Robert L. DeMeulenaere did not receive directors fees for their service on the board of directors. For 1995 the directors fees were $2,500 for regular Board of Directors meetings, $750 for special Board of Director meetings and $500 for audit committee meetings. One-half of the fees earned by a director for regular meetings are credited toward the Director's Incentive Plan described below. During 1995, Hubert G. Ferguson and Gary M. Christensen earned cash fees of $7,750 and $5,500, respectively for their service as directors of the Company. Hubert G. Ferguson earned $20,750 for consulting services rendered to the Company's brokerage subsidiary. R. Dean Duben earned $14,200 for services as a director of the Company and its affiliated banks. Junius C. Brenton earned $1,250 of directors fees for services as a director of certain of the Company's affiliated banks. William H. Brenton earned $5,785 of directors fees for services as a director of certain of the Company's affiliated banks.

     In the third quarter of 1995, the Company adopted the Director's Incentive Plan to attract, retain and compensate directors of the Company. The Plan is a non-qualified phantom stock deferred compensation plan and is administered by the Board of Directors. Pursuant to the plan's provisions, one-half of the directors fees payable to directors for regular board of directors meetings are credited toward the plan. Participants are awarded common stock share credits to a special ledger account maintained by the Company. Within six months following the participant no longer being a director of the Company, the Company will pay to the participant the value of the share credits, which are equated to the fair market value of the Company's common stock (assuming the reinvestment of dividends). In addition to directors fees described in the preceding paragraph, during 1995 the value of the credits awarded to Mr. Duben, Mr. Ferguson and Mr. Christensen was $2,508, $6,433 and $5,039, respectively.

     Agreements with Executive Officers - The Company entered into agreements with Robert L. DeMeulenaere, Larry A. Mindrup and Norman D. Schuneman which provide these officers certain benefits upon a change in control of the Company. A change in control occurs when there is a transfer of substantially all of the Company's assets, when the stockholders of the Company immediately preceding an event or transaction control less than a majority of the voting power of the Company immediately following the event or transaction, or when the Brenton family and their affiliates together, are no longer the largest shareholder of the Company. Pursuant to the terms of these contracts, Mr. DeMeulenaere, Mr. Mindrup and Mr. Schuneman may receive up to $500,000, $350,000, and $375,000, respectively, if there is a change in control of the Company and they are terminated or there is a substantial reduction in their duties within three years following the change in control. Mr. Mindrup's and Mr. Schuneman's agreements terminate on December 31, 1997. In the event of a change in control where their employment is not terminated, their base salary for the three years following the change in control shall not be less than the amount immediately prior to the change in control. The maximum benefit payable to these individuals is limited to the lessor of the amount deductible under the Internal Revenue Code Section 280G or the amounts set forth above. The benefits payable to Mr. DeMeulenaere, Mr. Mindrup and Mr. Schuneman are subject to certain phase out adjustments beginning one year following the change in control.


1996 STOCK OPTION PLAN PROPOSAL

     The Board of Directors is submitting to the Shareholders for their approval the 1996 Stock Option Plan (the "Plan"). The Plan authorizes the issuance of Brenton Banks, Inc.'s common stock to key employees of the Company, its subsidiaries and its business partners. The purpose of the Plan is to support the creation of shareholder value. The Plan aligns the interests of key employees with those of the Shareholders of the Company and encourages key employees of the Company to acquire equity interests in the Company. The Plan is intended to attract, motivate and retain key employees and to tie a significant portion of their compensation to the long term success of the Company. It is the intention of the Company that the options issued pursuant to the Plan be non-qualified stock options.

     The Board of Directors of the Company has determined that it is in the best interest of the Company and its Shareholders to adopt the Plan. The Plan will not be put into effect unless and until it is approved by an affirmative vote of the holders of a majority of shares present or represented, and entitled to vote at this Special Meeting. The Board of Directors unanimously recommends a vote "FOR" this proposal.

     Key Provisions of the Plan - The Plan will be administered by the Compensation Committee of the Board of Directors. The Committee will grant options, prescribe the form of option agreements, interpret the Plan, establish any administrative rules necessary for the operation of Plan and take such other actions as it deems appropriate in the administration of the
     5

Plan. The Compensation Committee is composed of three individuals, Gary M. Christensen, Chairman, Junius C. Brenton and William H. Brenton. The Compensation Committee has developed a compensation program for the entire Company, utilizing a nationally recognized consulting firm to assist in the development of the compensation program and the Plan. The 1996 Stock Option Plan is a key component of the compensation program.

     A total of 500,000 shares of the Company's $5.00 par value common stock may be issued under the Plan. Shares issued upon the exercise of the option may either be authorized unissued shares or shares purchased upon the open market. In the event an option lapses or terminates for any reason prior to its being completely exercised, the shares covered by the unexercised portion of such option may again be subject to options granted under the Plan. Options may be granted under the Plan to key employees of the Company, its subsidiaries and any joint venturer in which the Company has a significant ownership interest. As of the date of this Proxy Statement, no options have been granted nor has the Compensation Committee determined the number of options to be granted to any employee of the Company. No employee of the Company may receive greater than 20% of all of the outstanding options issuable pursuant to the terms and conditions of the Plan.

     If the Plan is approved by the requisite vote of the Shareholders at the Special Meeting, the Plan would become effective as of September 5, 1996.
The Plan will continue for a period of ten (10) years from approval by the Shareholders, unless otherwise amended or terminated by the Board or the Compensation Committee.

     Each option granted pursuant to the terms of the Plan will expire ten
(10) years and one month following the date of its grant. The option price for options granted pursuant to the Plan will be not less than the fair market value of the Company's common stock on the date the option is granted. The Closing Price of Brenton Banks, Inc. common stock as of July 11, 1996 was $23 1/2. No option may be exercised during the first six months of its term. No option granted under the Plan may be sold, pledged or transferred except by will or the laws of descent and distribution.

     The number of shares of common stock subjected to outstanding options and the exercise price per share of such rights and options shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from any stock split, stock dividend, combination or reclassification of the Company's common stock.

     Options granted under the Plan may be exercised either at one time or from time-to-time as to any portion of shares covered by the option. An option may not be exercised for a fraction of a share. Participants granted options pursuant to the Plan will have no rights as a stockholder with respect to any shares covered by the option until the shares are issued following the exercise of the option and the participant becomes a holder of record of the Company's common stock. Subject to the discretion of the Committee and the Board, a participant may pay the option price and/or tax withholding requirements due upon the exercise of the option in cash, in shares of the Company's common stock already owned, by the surrender of other options or in such other manner as the Committee may establish. Shares will not be issued until the Company receives full payment of the exercise price and appropriate arrangements have been made for any tax withholding requirements.

     The Board of Directors may modify or amend the Plan in such respects as it may deem desirable. The Board of Directors may not, however, without further approval of the Shareholder: (i) materially increase the aggregate number of options which may be granted under the Plan except as designated above; (ii) materially increase the benefits accruing to participants under the Plan; or (iii) change the designation of employees eligible to receive the options. No amendment to the Plan may retroactively adversely affect the rights of a participant to whom an option or right has been granted without the consent of the participant.

     Tax Aspects of the Plan - The options granted under the Plan are designed to be taxed as Non-Qualified Stock Options. Under the present provisions of the Internal Revenue Code, as amended (the "Code"), the participant granted the option generally would recognize no income on such grant and the Company would receive no tax deduction at that time. Upon exercise of the option, the participant generally would recognize ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the date the option was exercised. An equivalent tax deduction would be available to the Company in the year of such exercise, assuming satisfaction of the income tax withholding requirements at the time of exercise, provided, however the aggregate amount of compensation deductible to the Company may be limited for each Executive Officer pursuant to Code Section 162(m). The Company intends to require participants to work with the Company in order to ensure the deductibility of the compensation cost.
     6

     Proposed Plan Agreements - On July 11, 1996, the Compensation Committee met and considered the terms and conditions of a proposed Stock Option Agreement under which the Company's Executive Officers may be entitled to participate. The terms and conditions of such Agreement generally provide that the options will vest and may be exercised upon the earlier of nine and one-half years from the date of grant or upon the Company's achievement of the Cumulative Net Income goals specified by the Committee. The Cumulative Net Income goals specified by the Compensation Committee contemplate performance periods beginning January 1, 1996 and continuing through December 31, 1998, 1999 and 2000. To the extent the Company's Cumulative Net Income meets or exceeds the thresholds set forth in the Performance Vesting Schedule below, the options will become vested proportionately to the extent that the amount the Cumulative Net Income exceeds the minimum up to the maximum level applicable to the performance period.

Performance Vesting Schedule

% Total    Cumulative Net Income (in thousands) Starting 1/1/96 Through
 Vested      12/31/98         12/31/99         12/31/00


  100%          --               --            $93,900

   75%          --               --             89,486

   67%          --            $70,900           88,073

   50%          --             67,737           85,071

   33%       $50,000           64,574             --

   25%        45,940             --               --

    0%          --               --               --

     Pursuant to the terms of the proposed Option Agreement, if a participant is terminated for cause, all options will be forfeited. In the event the participant quits or is involuntarily terminated for any reason other than cause, all unvested options will be forfeited and the participant will be entitled to exercise vested options for a period of up to ninety (90) days following the termination. In the event of a death or disability of a participant, participants will have a pro rata portion of the options vested over five (5) years based upon the number of actual years of service since the date of grant. To the extent the options are vested, the successor to the participant will have the remainder of the option period in which to exercise the options. In the event of a retirement at or after the age of 65 or, with Compensation Committee consent, retirement prior to age 65, the options will be vested a pro rata basis based on the actual years of service since the date of grant through nine (9) years and six (6) months. Once vested, the participants will have the remainder of the option period in which to exercise the option. To the extent that the individual retires prior to age 65 without Committee consent, all unvested options will be forfeited and the participant will have ninety (90) days in which to exercise those options that were previously vested.

     Upon a change in control of the Company, the unvested options granted to participants will be 50% vested if the Change in Control occurs during 1997, 75% vested if the Change in Control occurs during 1998 and 100% vested if the Change in Control occurs during 1999 or thereafter. A change in control is defined for purposes of the Plan to be a transaction or series of transactions with a result which is: (a) a direct or indirect acquisition of all or substantially all the assets of the Company; (b) a change in ownership whereby the stockholders of the Company immediately prior to the transaction(s) own less than a majority of the combined voting power of all issued and outstanding securities of the Company or its successor following the transaction(s); or (c) a person and their affiliates own a greater number of shares of the Company then the Brenton family. The Brenton family for purposes of this definition includes all descendants of Harold Brenton, their spouses and affiliates, including but not limited to any shares owned by trusts, corporations or persons which the descendants of Harold Brenton have control over or are for the benefit of said descendants or their spouses.

     The Change in Control benefits described above will only be available to Executive Officers who waive their right to receive other benefits available to them in the event of a Change in Control.

     Pursuant to the provisions of the Plan, the Compensation Committee has the discretion to issue additional options, up to the maximum allowed by the Plan, with such terms and conditions as determined by the Compensation Committee.
     7

OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Special Meeting other than the approval of minutes and those mentioned above. However, if any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

SUBMISSION OF SHAREHOLDER PROPOSALS

     In accordance with the Parent Company's Bylaws, any stockholder proposal for action at the Annual Meeting, including nominations for the Board of Directors, must be submitted in writing to the Secretary of the Parent Company at least five days prior to the date of the Annual Meeting to be considered and voted upon at the meeting.


INCLUSION OF SHAREHOLDER PROPOSALS IN PROXY STATEMENT

     Any stockholder may present a proposal for inclusion in the Parent Company's proxy statement for the next Annual Meeting of the Stockholders to be held on May 7, 1997, provided that at the time the proposal is submitted the proponent is a record or beneficial owner of at least 1% or $1,000 in market value of shares entitled to be voted at the meeting on a proposal and has held the shares for at least one year, and provided that the proponent shall continue to own the shares through the date of the meeting, May 7, 1997. The proponent shall notify Brenton Banks, Inc., in writing of his or her intention to appear personally at the meeting to present his or her proposal for action. Any proposal must be received by Brenton Banks, Inc. no later than January 7, 1997, in order to be included in the proxy statement of Brenton Banks, Inc. for the May 7, 1997 meeting.

S.E.C. FORM 10-K AVAILABLE.

     COPIES OF THE COMPANY'S 1995 ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES, WILL BE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST ADDRESSED TO STEVEN T. SCHULER, SECRETARY, BRENTON BANKS, INC., P.O. BOX 961, DES MOINES, IOWA 50304-0961.

     The cost of soliciting proxies will be borne by Brenton Banks, Inc. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of Brenton Banks, Inc. or its subsidiaries, none of whom will receive additional compensation therefore, may solicit proxies by telephone, personal interview or other means. Brenton Banks, Inc. will, upon request, reimburse nominees, custodians and fiduciaries for expenses in forwarding proxy material to their principals.

     Only stockholders of record at the close of business on July 11, 1996, will be entitled to notice of and to vote at the meeting. Stockholders are urged to sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it as promptly as possible. Proxies will be voted for or against the proposals presented at the meeting, in accordance with the stockholder's specifications marked thereon. If no specification is made, proxies will be voted on matters presented at the meeting in accordance with the recommendations of the Board of Directors set forth above in this Proxy Statement. The proxy does not affect the right to vote in person at the meeting, and may be revoked by appropriate notice to the Secretary of the Parent Company at any time prior to the voting.

By order of the Board of Directors,



Steven T. Schuler
Secretary
     8

PROXY     BRENTON BANKS, INC.     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING TO BE HELD ON SEPTEMBER 5, 1996, DES MOINES, IOWA.

The undersigned hereby appoints William H. Brenton, C. Robert Brenton and Junius C. Brenton, and each of them, with full powers of substitution, attorney and proxy to represent the undersigned at the Special Meeting of Stockholders of Brenton Banks, Inc., to be held at the Metropolitan Club, Des Moines, Iowa, at 10:00 a.m., on September 5, 1996, and at any adjournments thereof, and to vote the shares of Brenton Banks, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if he, she or they were personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 STOCK OPTION PLAN.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE 1996 STOCK OPTION PLAN.

PLEASE MARK, AND SIGN ON REVERSE SIDE, DATE AND RETURN IN THE ENCLOSED
ENVELOPE.

Will you attend this meeting in person? [ ] Yes [ ] No If yes, there will be _____ person(s) attending.

(Continued and to be signed on the reverse side.)

BRENTON BANKS, INC.
Please mark vote in oval in the following manner using dark ink only. [ ]

1. Proposal to approve the 1996 Stock Option Plan.

[ ] For   [ ] Against   [ ] Abstain

2. Upon the approval of minutes and such other matters as may properly come before the meeting, in such a manner as he or they determine to be in the best interest of the Company. The Board of Directors is not presently aware of any other matters to be presented for action at the meeting.

Dated _______________________, 1996


(Signatures)___________________________________

_______________________________________________
Joint owners must both sign exactly as shown hereon. Please sign and return each proxy card you receive. If you are an administrator or other fiduciary, please give your full title. Corporations should sign the full corporation name by an authorized officer. A partnership should sign in the partnership name by one of the partners.